Exhibit 99.1

             Cirrus Logic Reports Fiscal Q2 2006 Financial Results;
            Revenue from Core Products Grows 11 Percent Sequentially


    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 19, 2005--Cirrus Logic Inc. (Nasdaq:CRUS), a leader in high-precision analog, mixed-signal and embedded products for audio and industrial markets, today announced financial results for the second quarter of Fiscal Year 2006, which ended Sept. 24, 2005.
    The company reported second quarter Fiscal Year 2006 revenue of $50.5 million compared with $52.8 million in the prior fiscal quarter ended June 25, 2005. Core product revenue for the second fiscal quarter was $48.3 million related to our analog, mixed-signal and embedded products, an increase of 11 percent compared with $43.7 million in revenue during the prior quarter and a three percent increase year-over-year. Second-quarter gross margin was 53.2 percent compared with 51.7 percent in the prior quarter. The gross margin for its core products was 55.4 percent in the second quarter of fiscal year 2006, down slightly from 56.3 percent in the prior quarter. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the second fiscal quarter were $26.4 million, compared with $28.0 million in the prior quarter. R&D and SG&A expense included digital video related spending of approximately $1.7 million, and there was also a $3.3 million contingency related to excess leased office space. Without these items, R&D and SG&A for the quarter was $21.4 million.
    Second fiscal quarter results also included a $2.3 million net restructuring charge primarily related to the sale of the digital video product line and a $207,000 foreign tax benefit. The net loss in the second fiscal quarter was $99,000, or $0.00 per share. In the prior quarter, the company reported net income of $26.0 million, or $0.30 per diluted share, which included a $24.8 million net gain related to a legal settlement. The non-GAAP net income for the quarter was $6.8 million or $0.08 per diluted share as compared to a non-GAAP net income of $4.3 million and $0.05 per diluted share in the previous quarter.
    Total cash and marketable securities at the end of the second fiscal quarter were $225.1 million, compared with $214.5 million at the end of the prior fiscal quarter. Inventories were $17.0 million, down 13 percent, or $2.5 million, from the end of the June quarter.
    On June 30, 2005, Cirrus Logic announced the completion of the sale of its digital video product line assets to Magnum Semiconductor in exchange for a non-controlling interest valued at $7.9 million.
    "I am pleased with the company's financial performance in Q2, as we have completed the restructuring of the company around our core analog mixed-signal and embedded products with our core products showing sequential revenue growth of 11 percent," said David D. French, president and chief executive officer, Cirrus Logic. "Our focus on these product lines is leading us to sustained profitability, strong gross margins and a solid cash position."

    Outlook and Guidance

    "We achieved better than expected core revenue growth of 11 percent due to strong seasonal purchasing patterns," French continued. "However, we remain cautious as the traditional peak season nears completion during our third fiscal quarter."

    Third Quarter FY 06 (ending December 24, 2005):

    -- Revenue is expected to range between $45 million and $49 million;

    -- Gross margin is expected to be between 55 percent and 57 percent;

    -- Combined R&D and SG&A expenses are expected to range between $20 million and $22 million;

    -- Cash generated from operations is estimated to be $5 million to $8 million.

    Use of Non-GAAP Financial Information

    Cirrus Logic reports its financials in accordance with GAAP, which includes non-recurring items. A reconciliation of GAAP to non-GAAP is included in the financial statements portion of this release as well as on our Web site in the Investors section at www.cirrus.com. The core product revenue, core product gross margin, core product R&D and SG&A expense provided in this press release are non-GAAP numbers. Non-GAAP results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Cirrus Logic management believes the non-GAAP financial information is useful to investors because it can enhance the understanding of the results and trends in our business, and therefore uses non-GAAP reporting internally to evaluate and manage the company's operations. The criteria for determining non-GAAP results may differ from other companies' methods. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, Oct. 19, 2005 at 5:00 p.m. EDT. Those wishing to join should dial 303-205-0066 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the call will be available starting one hour after the completion of the call through Nov. 2, 2005. To access the replay, dial 303-590-3000 (passcode: 11040464#). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conferences

    Cirrus Logic management will be presenting at the following conferences:

    --  Prudential Technology Conference, Oct. 27 in New York;

    --  Silicon Hills Summit 2005, Nov. 1 in Austin;

    --  AeA Classic Financial Conference, Nov. 7-8 in San Diego;

    --  Lehman Brothers Global Technology Conference, Dec. 7-9 in San
        Francisco;

    --  Needham & Co. Growth Stock Conference, Jan. 10-13 in New York.

    Those wishing to listen to these presentations can hear live and archived webcasts of the events via the company's Web site at www.cirrus.com.

    Cirrus Logic Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of third quarter fiscal year 2006 sales, gross margin, combined research and development and selling, general and administrative expense levels, and expectations regarding our revenue growth and increased cash position are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the third quarter of fiscal year 2006, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; and the risk factors listed in our Form 10-K for the year ended March 26, 2005, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

    Summary financial data follows:



                           CIRRUS LOGIC INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                             (unaudited)
                            (in thousands)

                                         Sep. 24,  Jun. 25,  Sep. 25,
                                           2005      2005      2004
                                         --------- --------- ---------

 ASSETS
 Current assets
   Cash and cash equivalents             $112,347   $89,938  $100,050
   Restricted investments                   5,755     7,987     7,184
   Marketable securities                   92,163   100,311    45,435
   Accounts receivable, net                21,579    23,457    28,677
   Inventories                             17,014    19,544    42,582
   Other current assets                     6,287    11,769     5,372
                                         --------- --------- ---------
       Total Current Assets               255,145   253,006   229,300

 Long-term marketable securities           14,869    16,311    25,053
 Property and equipment, net               14,329    15,707    21,843
 Intangibles, net                           4,090     4,689    19,923
 Other assets                              11,372     3,210     2,862
                                         --------- --------- ---------
    Total Assets                         $299,805  $292,923  $298,981
                                         ========= ========= =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
   Accounts payable                       $15,181   $14,542   $22,407
   Accrued salaries and benefits            6,756     8,350     9,355
   Other accrued liabilities               14,072    10,824    18,257
   Deferred income on shipments to
    distributors                            6,807     7,435     7,869
   Income taxes payable                     8,526     8,788    30,299
                                         --------- --------- ---------
      Total Current Liabilities            51,342    49,939    88,187

 Long-term restructuring accrual            4,807     3,526     3,515
 Other long-term obligations               10,062     8,541    10,389

 Stockholders' equity:
   Capital stock                          879,560   876,763   873,634
   Accumulated deficit                   (644,919) (644,820) (675,865)
   Accumulated other comprehensive
    loss                                   (1,047)   (1,026)     (879)
                                         --------- --------- ---------
       Total Stockholders' Equity         233,594   230,917   196,890
                                         --------- --------- ---------
           Total Liabilities and
            Stockholders' Equity         $299,805  $292,923  $298,981
                                         ========= ========= =========

                           CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                 Quarter Ended
                                          ----------------------------

                                          Sep. 24,  Jun. 25, Sep. 25,
                                            2005     2005      2004
                                          --------- -------- ---------

Net sales                                  $50,461  $52,822   $51,332
Cost of sales                               23,596   25,522    28,404
                                          --------- -------- ---------
  Gross Margin                              26,865   27,300    22,928
                                          --------- -------- ---------
  Gross Margin Percentage                     53.2%    51.7%     44.7%

Operating expenses:
  Research and development                  10,630   13,651    21,212
  Selling, general and administrative       15,765   14,301    12,818
  Restructuring and other costs              2,311        -     4,148
  Litigation settlement, net                     -  (24,758)      344
                                          --------- -------- ---------
       Total operating expenses             28,706    3,194    38,522
                                          --------- -------- ---------
       Total operating expenses as a
        percent of revenue                    56.9%     6.0%     75.0%

Income (loss) from operations               (1,841)  24,106   (15,594)
Operating income (loss) as a percent of
 revenue                                     (3.6%)    45.6%   (30.4%)

Realized gain on marketable equity
 securities                                      -      388         -
Interest income, net                         1,684    1,136       604
Other expense, net                            (109)     (19)       (5)
                                          --------- -------- ---------
Income (loss) before income taxes             (266)  25,611   (14,995)
Provision (benefit) for income taxes          (167)    (366)       66
                                          --------- -------- ---------
Net income (loss)                             $(99) $25,977  $(15,061)
                                          ========= ======== =========

Basic and diluted income (loss) per share:      $-    $0.30    $(0.18)

  Basic weighted average common shares
   outstanding                              85,804   85,230    84,671
  Diluted weighted average common shares
   outstanding                              85,804   86,183    84,671


 See notes to Non-GAAP Consolidated Condensed Statement of Operations Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development expenses. These reclassifications had no effect on the results of operations or stockholders' equity.

                           CIRRUS LOGIC INC.
       NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)
                (not prepared in accordance with GAAP)

                                                  Quarter Ended
                                           ---------------------------

                                           Sep. 24,  Jun. 25, Sep. 25,
                                             2005     2005     2004
                                           --------- -------- --------

Net sales                                   $48,309  $43,693  $47,016
Cost of sales                                21,565   19,089   23,632
                                           --------- -------- --------
  Gross Margin                               26,744   24,604   23,384
                                           --------- -------- --------
  Gross Margin Percentage                      55.4%    56.3%    49.7%

Operating expenses:
  Research and development                   10,295   10,667   13,656
  Selling, general and administrative        11,148   10,782   11,131
                                           --------- -------- --------
       Total operating expenses              21,443   21,449   24,787
                                           --------- -------- --------
       Total operating expenses as a
        percent of revenue                     44.4%    49.1%    52.7%

Income (loss) from operations                 5,301    3,155   (1,403)
Operating income (loss) as a percent of
 revenue                                       11.0%     7.2%   (3.0%)

Interest income, net                          1,684    1,136      604
Other expense, net                             (109)     (19)      (5)
                                           --------- -------- --------
Income (loss) before income taxes and loss
 from discontinued operations                 6,876    4,272     (804)
Provision (benefit) for income taxes             40      (64)      66
                                           --------- -------- --------
Net income (loss)                            $6,836   $4,336    $(870)
                                           ========= ======== ========

Basic and diluted income (loss) per share:    $0.08    $0.05   $(0.01)

  Basic weighted average common shares
   outstanding                               85,804   85,230   84,671
  Diluted weighted average common shares
   outstanding                               87,838   86,183   84,671


 See notes to Non-GAAP Consolidated Condensed Statement of Operations

                           CIRRUS LOGIC INC.
    RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
                             (unaudited)
                (in thousands, except per share data)
                (not prepared in accordance with GAAP)

                                                 Quarter Ended
                                          ----------------------------

                                          Sep. 24,  Jun. 25, Sep. 25,
                                            2005     2005      2004
                                          --------- -------- ---------

Net sales (Note 1)                          $2,152   $9,129    $4,316
Cost of sales (Note 2)                       2,031    6,433     4,772
                                          --------- -------- ---------
  Gross Margin                                 121    2,696      (456)
                                          --------- -------- ---------

Operating expenses:
  Research and development (Note 3)            335    2,984     7,556
  Selling, general and administrative
   (Note 4)                                  4,617    3,519     1,687
  Restructuring and other costs (Note 5)     2,311        -     4,148
  Litigation settlement, net (Note 6)            -  (24,758)      344
                                          --------- -------- ---------
       Total operating expenses              7,263  (18,255)   13,735
                                          --------- -------- ---------

Income (loss) from operations               (7,142)  20,951   (14,191)

Realized gain on marketable equity
 securities (Note 7)                             -      388         -
                                          --------- -------- ---------
Income (loss) before income taxes and loss
 from discontinued operations               (7,142)  21,339   (14,191)
Benefit for income taxes (Note 8)             (207)    (302)        -
                                          --------- -------- ---------
Net income (loss)                          $(6,935) $21,641  $(14,191)
                                          ========= ======== =========

Basic and diluted income (loss) per share:  $(0.08)   $0.25    $(0.17)

On October 19, 2005 the Company held a conference call with the public to discuss its second quarter fiscal year 2006 financial results. During that call, the Company made reference to non-GAAP financial measures. The above schedule is provided to comply with SEC Regulation
G. This table provides the reconciliation between the Consolidated Condensed Statement of Operations on a GAAP and non-GAAP reporting basis. We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business.

This non-GAAP presentation reflects the historical financial results adjusted for the following non-recurring or unusual items:

(Note 1) Q2 FY'06 -- Non-GAAP net sales exclude $2.2 million in revenue related to the digital video product line, product line assets that were sold on June 30, 2005. Q1 FY'06 -- Non-GAAP net sales exclude $9.1 million in revenue related to the digital video product line, product line assets that were sold on June 30, 2005. Q2 FY'05 -- Non-GAAP net sales exclude $4.3 million in revenue related to the digital video product line, product line assets that were sold on June 30, 2005.

(Note 2) Q2 FY'06 -- Non-GAAP cost of sales excludes $2.0 million in product costs related to the digital video product line, product line assets that were sold on June 30, 2005. Q1 FY'06 -- Non-GAAP cost of sales excludes $6.4 million in product costs related to the digital video product line, product line assets that were sold on June 30, 2005. Q2 FY'05 -- Non-GAAP cost of sales excludes $4.8 million in product costs related to the digital video product line, product line assets that were sold on June 30, 2005.

(Note 3) Q2 FY'06 -- Non-GAAP research and development excludes $0.3 million of digital video related expenses. Q1 FY'06 -- Non-GAAP research and development excludes $2.3 million in digital video related expenses and $0.7 million related to the amortization of acquired intangibles from our 2002 and 2000 acquisitions. Q2 FY'05 -- Non-GAAP research and development excludes $3.5 million related to the amortization of acquisition related intangibles and compensation from our 2002 and 2000 acquisitions and $4.1 million in digital video related expenses.

(Note 4) Q2 FY'06 -- Non-GAAP selling, general and administrative expense excludes $1.3 million in digital video related expenses and $3.3 million in facility related accruals due to losses on new subleases. Q1 FY'06 -- Non-GAAP selling, general and administrative expense excludes $2.5 million in digital video related expenses and $1.1 million in facility related accruals due to losses on new subleases. Q2 FY'05 -- Non-GAAP selling, general and administrative expense excludes $1.7 million in digital video related expenses.

(Note 5) Q2 FY'06 -- Non-GAAP restructuring and other costs excludes a $3.1 million expense related to facilities consolidation and severance partially offset by a $0.8 million gain on the sale of our digital video product line. Q2 FY'05 -- Non-GAAP restructuring and other costs excludes $1.5 million related to costs associated with our announced workforce reduction and $3.1 million related to the write-off of computer aided software tools that we will no longer use partially offset by a release of $0.5 million related to a buyout of a long-term facilities lease obligation.

(Note 6) Q1 FY'06 -- Non-GAAP litigation settlement, net excludes a $25.0 million benefit from a litigation settlement finalized during the quarter related to Fujitsu, LTD partially offset by $0.2 million in litigation fees related to this settlement. Q2 FY'05 -- Non-GAAP litigation settlement, net excludes $0.3 million in legal costs associated with a lawsuit related to a previously exited product line.

(Note 7) Q1 FY'06 -- Non-GAAP realized gain on marketable equity securities excludes a $0.4 million benefit from the proceeds related to the sale of an investment in another publicly traded company.

(Note 8) Q2 FY'06 -- Non-GAAP benefit for income taxes excludes a $0.2 million income tax benefit resulting from the expiration of foreign statute of limitations for the years in which we had previously recorded potential tax liabilities. Q1 FY'06 -- Non-GAAP benefit for income taxes excludes a $0.3 million income tax benefit resulting from the expiration of foreign statute of limitations for the years in which we had previously recorded potential tax liabilities.

                           CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                   Six Months Ended
                                                ----------------------

                                                 Sep. 24,    Sep. 25,
                                                   2005       2004
                                                ----------- ----------

Net sales                                         $103,283   $110,449
Cost of sales                                       49,118     55,848
                                                ----------- ----------
  Gross Margin                                      54,165     54,601
                                                ----------- ----------
  Gross Margin Percentage                             52.4%      49.4%

Operating expenses:
  Research and development                          24,281     43,338
  Selling, general and administrative               30,066     25,113
  Restructuring and other costs                      2,311      5,871
  Litigation settlement, net                       (24,758)       543
                                                ----------- ----------
       Total operating expenses                     31,900     74,865
                                                ----------- ----------
       Total operating expenses as a percent of
        revenue                                       30.9%      67.8%

Income (loss) from operations                       22,265    (20,264)
Operating income (loss) as a percent of revenue       21.6%    (18.3%)

Realized gain on marketable equity securities          388        669
Interest income, net                                 2,820      1,300
Other expense, net                                    (128)       (71)
                                                ----------- ----------
Income (loss) before income taxes and loss from
 discontinued operations                            25,345    (18,366)
Provision (benefit) for income taxes                  (533)        90
                                                ----------- ----------
Net income (loss)                                  $25,878   $(18,456)
                                                =========== ==========

Basic and diluted income (loss) per share:           $0.30     $(0.22)

  Basic weighted average common shares
   outstanding                                      85,517     84,545
  Diluted weighted average common shares
   outstanding                                      87,051     84,545

Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development expenses. These reclassifications had no effect on the results of operations or stockholders' equity.

    CONTACT: Cirrus Logic Inc., Austin
             John Kurtzweil, 512-912-3222
             InvestorRelations@cirrus.com
              or
             Summit IR Group Inc.
             Mary McGowan, 408-404-5401
             Mary@summitirgroup.com